SUB-LEASE AGREEMENT


Saint Petersburg
LIMITED LIABILITY COMPANY NORTHERN CAPITAL GATEWAY,
hereinafter referred to as the
"SUBLESSOR", represented    by    commercial director
Evgeniy F. Ilyin, acting on the basis of the power of attorney # 160 of 20.11.2012




and

BALTIA AIR LINES, INC., hereinafter referred to as the "SUBLESSEE", represented by President/CEO of Igor
Dmitrowsky, acting on the basis of the Charter, of the other part,


hereinafter jointly referred to as the "PARTIES" or separately as the "PARTY", have entered into this agreement (hereinafter referred to as the "AGREEMENT") as follows:


1.           SUBJECT O.F THE AGREEMENT
1.1 The Sublessor agrees to provide the the Sublessee for payment for temporary use with an object of non-residential property annex 1 H (# 551), cadastral number
78:14:7717:63:228   - patt   of   the   building marked  on
the plan with a red line (Appendix I), hereinafter referred to as the "OBJECT " located at the address:

Office  2039, 1 floor,  Departure-Arrival terminal,
17  Startovaya  street   (Letter  B, Airport Complex
Pulkovo-2),    St. Petersburg, Russia, 196210
The total area of the patt of the building offered for sublease amounts to 13.6 (thirteen point six) square meter.


1.2. The Object is designed for placement of representative office of the airlines.


1.3. The Object is owned by the Sublessor on the basis of the object lease agreement (object sublease agreement) which is registered with
25.06.2010   under reg. # 78-78-01/0277/2010-
686. The Object leasehold is pledged under Mortgage
Agreement of 18.07.2011 entered into between the Sublessor and UniCredit Bank AG and registered on
21.07.2011 with the Office of the Federal Service for State Registration, Cadastre and Cartography in St.
Petersburg, Registration# 78-78-34/087/2011- 455.



  2.  RIGHTS  AND  OBLIGATIONS OF THE PARTIES

2.1. The Sublessor agrees:
2.l.I.To submit the Object to the Sublessee on the basis of the Acceptance Certificate (hereinafter referred to as the "Certificate"). The Certificate shall be executed in writing and signed by the Sublessor and the Sublessee or by the authorised representatives of the Parties. The
Certificate is attached to the Agreement (Appendix# 2) and is an integral part of the latter.
2.1.2.To carry out an overhaul of the Object in connection with the major overhaul of the building.


2.1.3.To inform the Sublessee in writing of the necessity to vacate the Object due to performance of an overhaul of the Object (building) not later than 1 (one) month prior to beginning of such an overhaul.


2.1.4.To consider applications of the Sublessee in respect of changes in the Object purpose as well as its repair and re-equipment within one month on receipt of such an application.


2.2. The Sublessee agrees:
2.2.l.To  accept the Object in accordance with the Certificate.

   2.2.2.To use the Object in
   accordance with its purpose (Item
   1.2 of the Agreement).
2.2.3.To    effect    payments    fixed    in    the
Agreement timely and fully.
2.2.4. During the validity of the present Agreement carry out cnrrent repairs of the Object at his expense in case if the Sublesee cause deterioration of the conditions of the Object, using his resources and materials provided that a written consent was received from the Sublessor.
2.2.5. To ensure safety of the engineering networks, communications and equipment at the Object.

2.2.6 Not to make concealed or open wiring and communications, perform re-planning and re-cquipment at the Object without a wTitten consent of the Sublessor.


Should the Sublessor find any unauthorised re- planning, violated integrity of walls, partitions or floorings, repairs or wiring distorting the initial conditions of the Object, these shall be removed by the Sublessee and the Object shall be restored to its initial conditions at the Sublessee's expense within the time period defined in a unilateral order of the Sublessor.



2.2.7 Not to install any telecommunication and transmission equipment (whether wired or wireless) in the Object without written consent of the Sublessor. To apply for the oftlcial operators JSC "Obit" and "Megafan" in respect of the conclusion of agreements for rendering communication services in Pulkovo Airpmt territory.


Should the Sublessor find unapproved placement of telecommunication equipment afore, it shall be removed by the Sublessee and the Object shall be restored to its initial conditions at his expense and within the time period defined at the sole discretion of the Sublessor.


2.2.8.  To  follow  Rules  and  Norms  of  tire safety
including  Rules of fire safety in Russian Federation
(Rules of fire safety 01-
03)   according   to   the   order   #390   from
25/04/2012 of Ministry of the Russian Federation for Civil
Defense, Emergency Management and Natural Disasters Response.

To follow the rules, resolutions and other legal requirements of fire service's officials.
To develop and to take measures on ensuring of fire security on Premise within 15 calendar days from the moment of signing of this Additional Agreement.
To keep systems and means of fire protection including
basic means of fire control in operational condition, to use them properly.
To follow the requirements of sanitary and epidemiological
and fireproof inspections. To implement  and   carry   out
requirements   of
Norms,   rules   and   procedures  on   aviation safety,
established  in  the  Airport  -  Airport

complex, (by Sublessor or other representatives),  to  carry out the order of actions at threat occurrence of act of illegal intervention fulfillment in activity of civil aviation, concerning kinds of activity of the Sublesse and the Object rented by it. Independently be responsible for violations marked in present item of norms and rules.





2.2.9. To follow the requirements of the Sublessor,
fireproof and  other inspections within the established
deadline on taking measures on liquidation situations
appeared as a   result  of  acts  of  Sublessee,  that
put  in jeopardy the preservation of the Object
(building), ecological and sanitary condition out of the Object (building).



2.2.10. To vacate the Object due to emergency condition of the building (or its part), a planned overhaul or the building or its liquidation for town -planning purposes within time, defined by the Sublessor's warrant.




2.2.11. To maintain the Object in the adequate sanitary and fireproof state, not smoking and not to allow smoking in the Object, with the exception of specially designated places.




2.2.12. To inform immediately the Sublessor of any damage, emergency or other event that caused (may cause) damage to the Object ad to take immediately all necessary measures in time to avoid detriment, further destruction or damage of the Object.




2.2.13. To conclude the agreement for the recovery expenses of electricity supply within I 0 (ten) days from the moment of signing of the Agreement. To conduct payment for the said service timely and full.





2.2.14. Not to conclude agreements, not to act or  effect
transactions that  may  lead  to burdening of the property
rights granted to the Sublesse under    the    present
agreement, including transfer of the rights to the third party (mmtgage agreements, sublease agreements, contribution, of the right to sublease the Object or its part into the authorised capital stock of a company, etc.).


2.2.15. Not to enter into any agreements or transactions not to take any actions which would result in promotional and informational materials (light boxes, billboards, flyers, brochures, promotional equipment, etc.) of third parties placed inside or outside of the Object without written consent of the Sublessor.



2.2.16. To ensure the unimpeded access in any time to the Object for representative of the Sublessor to inspect it and check the fulfilment of the terms of the Agreement.



2.2.17. To receive payment documents as well as notifications, drafts of additional agreements and other documents prepared by the Sublessor within the present
Agreement  in  the Sublessor's appropriate department.



2.2.18. To review the additional agreements and other drafts of bilateral documents, prepared by the Sublessor within 20 (twenty) days of receiving them.



The Sublessee shall, within this time period, either send an appropriate signed document (documents) or submit wtitten objections (letter of disagreement).


  2.2.19.       In   the   event   of   any   of   the
  following     changes   to   the   Sublessee's details:

 (a) any change of the executive office of Sublessela
 person acting on behalf of the Subles e  without  power
 of   attorney,  a person authorised to sign the Agreement
 on the basis of the power of attorney, issue of a new power of attorney , used for the purposes of the present agreement, bank details and/or other data required for the implementation of the present Agreement;


(b) a decision to reorganise I liquidate the Sublessee-


  To notify the Sublessor in writing within 10 (ten) days of making such changes (or a respective decision), of such changes (or a decision to reorganise I liquidate the Lessee) in writing and submit documentary evidence.


2.2.20. To inf01m the Sublessor of vacation of the Object in writing not later than 2 (two) months prior to the planned vacation of the Object both in case of the expiry of the Agreement and in case of its early termination.


2.2.2l.Upon the expiry of the present Agreement or its early termination (including the nnilateral refusal to execute the agreement of one of the parties) to vacate the Object and return it to the Sublessor against the Acceptance Certificate in good order with due account for natural wear and tear including all authorised re-planning, repairs and inseparable improvements.



Not  to   apply  the  requirement  mentioned above  in
case of renewal of the contract in new term according with
6.4 item of the Agreement
2.3. The Sublessor has right to place in the Object, pointed out in the 1.1. item of the present Agreement, promotional and informational materials without the Sublesse consent.


2.4 The Parties agree that the Sublessor may work out mles and regulations regarding the operations of Pulkovo
Airport as a whole, which could result in additional obligations and/or restrictions lor the Sublessee, related to the functioning of the airport facilities.



Afore-mentioned rules and regulations may only be intended to systemise and improve the passenger and visitor service procedures and standards of the Airport and may not affect the scope of this Agreement, the Subrental or other financial obligations that might arise between the Parties.


The Sublessee shall comply with the Sublessor's  standards
 of  commercial activities at Pulkovo Airport. The
Sublessee shall read the standards on the Airport web-site




3.SUBRENTAL AND SETTLEMENTS UNDER THE
AGREEMENT


3.1.The subrent rate for the Object  amounts
31 286,12 (thirty one thousand two hundred eighty six point twelve) rubles per month per
13,6 sq.m under the account:


2 300,45 (two thousand three hundred point forty five) rubles per 1 (one) sq.m per month.


According to the p.l.  Article 149 of the Tax Code the
service is not subjected to tax. Subrental  for
incomplete        month  to                 be
calculated for the days of actual use of Object based on amount of monthly Subrental and number of days in corresponding month.


3.2. The Sublesse transfers the subrent, defined in p.3.1.
of the present Agreement before the15th (fifteen) day of the month that payment arrange.
The subrental shall be paid in rubles by force of cash assets transferring to the settlement account of the Sublessor, indicated in p.9.1. of the present Agreement.
Ballk details that the Sublessee should use to transfer the subrental fee will be shown in the account.
The payment date is the date when the funds

- 8-

are credited to the current account of the

Sublessor.


3.3 The Sublessor has the right to change the amount  of
the  subrent  rate,  determined   in p.3.1   in disputable
 and unilateral order by the writing notification of the Sublesse. The transferring of the subrent rate in new amount arrange within established in p.3.2 time or during 25 (twenty five) bank days on notification about changing the amount of payment received.


The amount of the subrent rate may be reconsidered by the Sublessor, but not more than once a year.


3.4 The collation of invoices is CmTied out no less than once a year by initiative of one of the Parties.



4.   FORCE MAJEURE


4.1.    Neither  of the Parties shall  be liable  to the
other   Party  for  non-fultilment  of obligations  under
the present Agreement due to the  circumstances   beyond
the Parties' control and wish, that cannot be foreseen or avoided, including declared or actual wm , civil disturbances, epidemics, blockade, embargo, earthquakes, floods, fires and other natural disasters.


4.2. The Party that does not fulfil its obligations in
case  of  force  majeure  circumstances  shall inform  the
other  Party of the impediment  and its  impact  on
fulfilment  of  obligations  under the Agreement  within 3
(three) days in writing, and   it   shall    compulsorily
 submit    written docwnents of authorised bodies.


4.3.     If the  force  majeure  circumstances  last for  3
(three) consecutive months m1d give no sign of cessation, the present Sublease Agreement may be terminated by the Sublessor or the Sublessee by sending a written notice to other Patty.




   5.      RESPONSIBILITIES OF THE PARTIES
5.I. The Parties shall be liable for non- fulfilment or improper fulfilment of tbe terms of the Agreement in accordance with the current legislation oftbe Russian
Federation.


5.2. Should the Sublessor breach the terms of Item 2.1.1
of   the   Agreement    without   a reasonable   excuse,
he   should   pay   to   tbe Sublesse a penalty in the
amount of 0.1% of the monthly amormt of the Subrental for
the use of Object  specified  in  Item 3.1.   of  the
present Agreement for each day of delay.
5.3.Should the Sublessee violate provisions of Item 3.2 of the Agreement, regardless of fault, it shall pay a penalty in the amount of 0.1% of the delayed amount to the Sublessor for each day of delay.


5.4. Should the Lessee violate the provisions of Item
2.2.19 hereof, the latter shall, whether at fault or not, pay a penalty of 50,000 (five thousand) roubles to the Sublessor for each such a violation.


5.5. Should the Sublessee fail to fulfil its obligations to vacate the Object (Item 2.2.21 of the present Agreement), he should pay the Subrental lor the period of delay as well as a penalty in the amount of O.l% of the monthly Subrental for the use of the Object to the Sublessor regardless of fault.


5.6. If upon expiry of the Agreement the conditions of the
returned Object do not comply   with   requirements   set
forth   in Item 2.2.21  of  the  present  Agreement,  the
Sublessee shall reimburse the Sublessor tor the caused damage in accordance with the current legislation of the Russian Federation.
5.7. Payment of penalties does not release the Pruties
from   their   obligations  under   the present Agreement.
5.8. Should the Sublesse not compliance in time or   violate
the provisions of p. 2.2.8. hereof the latter shall pay penalty of 40,000 (four thousand) roubles to the Sublessor for each such a violatioml.


6.DURATION, TERMS  OF TERMINATION AND EXTENSION OF THE
AGREEMENT


6.1. The present Agreement shall become effective upon its siguiug by the Parties and be considered valid during 11
(Eleven) months.
The Parties agreed that the terms of the Agreement shall be applied to their relations which have arisen starting from the I st of March 2013.
6.2. Expiry of the present Agreement or its early termination does not release the Parties from fulfilment of obligations including monetary obligations (payment of the Subrcnta!, public utility charges, penalties).


6.3.The  Sublessee has  no  privilege  to conclude a
sublease agreement for  the new term.
6.4.If upon expiry of the term of the Agreement   specified
in   Item 6.1   of   the Agreement the Sublessee keeps using
the Object in the absence of objections on the part of the Sublessor, the present Agreement shall be deemed renewed on the same terms sine die.
6.5.The Sublessor shall be entitled to refuse to perform the Agreement in the followi11g cases:
6.5.1.When the Object or any patt thereof or public areas are used not in compliance with the present Agreement;
6.5.2. If the Sublessee or his visitors intentionally cause deterioration of the conditions of the Object or public areas;

6.5.3In the event that the Sublessee fails to meet the Subrental due date systematically (one or more consecutive times);
6.5.4 In the event that the Sublessee fails to comply with the provisions (two or more consecutive times), set forth in Items 2.2.6, 2.2.7, 2.2.8, 2.2.9, 2.2.13, 2.2.16, 2.2.18 or
2.2.19.

6.5.5.The Sublessee fails to fulfil the obligation foreseen by the Item 2.2.11 of the Agreement


6.6.  If events listed in Item 6.5 of the present
Agreement occur, the Sublessor shall notify the Sublessee in writing of refusal to perform the Agreement which shall be deemed terminated since the date specified in such a notice.


6.7. Furthermore, the Subessor shall be entitled to refuse to perform the Agreement at its own discretion (regardless of reasons) having notified the Sublessee of it in writing at least 2 (two) months prior to the expected date of termination of the Agreement.
If the Agreement renews on the same terms sine die by the requirements of p.6.4. of the Agreement the Sublessor shall be entitled to refuse to perform the Agreement at its own discretion (regardless of reasons) having notified the Sublessee of it in writing at least I (one) month prior to the expected date of termination of the Agreement


6.8. Upon request of the Sublessee, the Agreement can be early terminated when the Sublessor does not provide the Sublessee with the Object or impedes use of the Object in accordance with the terms of the present AGREEMENT;

6.9. If events listed in Item 6.8 of the present Agreement occur, the Sublessee notifies the Sublessor in writing that it shall fulfil the obligations within 7 (seven) days upon expiry of which the Sublessee shall terminate the Agreement in the established manner.


7.   GOVERNING  LAW. ARBITRATION.


 7.I.   Relations between tl1e  Pmties shall  be governed
 by the present Agreement and the current legislation of the Russian Federation.

7.2. The Parties shall try to settle all disputes and disagreements arising upon performance of the Agreement by means of negotiations.
7.3. If the said disputes cannot be settled by means of negotiations, they shall be settled by the Arbitration Court of Saint Petersburg and Leningrad region in accordance with its competence and the laws of the Russian Federation using the complaint procedure. The deadline for the response on the claim is
30 (thirty) days on the claim was received.





            8. OTHER CONDITIONS

8.1. Each of the Parties should keep confidential in regard to any information concerning the present
Agreement  in accordance with the laws of the Russian
Federation.

8.2. All additional agreements, notifications that change/or cancel tl1e conditions of the present Agreement should be sent by registered mail or courier at the address and details specified in the present Agreement. All notifications should be considered received in 15 (fifteen) days after tl1eir dispatch.


8.3. Correspondence on the subject of the present
Agreement between the Parties via fax shall be considered legally valid along with the original documents by both
Parties. The documents received in the established in tl1e present item manner could be the evidence in the Court.


8.4. The Agreement is executed in three copies each of which has equal legal force; two copies shall be kept by the Sublessor, and one copy shall be kept by the Sublessee.


8.5. In case of any discrepancies between the English and Russian texts of the Agreement, the Russian text shall prevail



8.6. The supplements to the present Agreement that are its integral part:

Appendix # I  - Layout for the Leased Object
Appendix # 2 - Acceptance certificate.

9.   DETAILS  AND  SIGNATURES  OF  THE PARTIES

SUBLESOR:   Limited Liability Company
            Northern Capital Gateway
Address:    2   Vnukovskaya   street,  part  A,  Saint-
            Petersburg 196210, Russian Federation
Postal address: p.b. 74, Saint Petersbmg, 196210
OGRN: 1067746535944
INN: 7703590927, KPP: 785050001
Bank Details for money transfer to the Sublesor

ONSHORE BANK ACCOUNT ARE FOLLOWING:
Beneficiary   bank:  <DnnHM  0!1EPY   OAO   EaHK BTE B
CaHKT-I1eTep6ypre r. CaHKT-IleTep6ypr. Beneficiaty account: N* 40702810015000004412
Bank Identification  Code: 044030704
Correspondent account: 30 I 01810200000000704 a rPKL\ rY 6anKa PoCCHH no CaHKT-IleTep6ypry

The bank details for money transfer to the Sublesor
offshore bank account are following:
Correspondent  bank: Citibank N.A., Moscow
Citi Moscow's BIK 044525202
SWIFT: CITIRUMX
Beneficiary Bank: Citibank N.A., London
SWIFT: CITIGB2L
BENEFICIARY BANK ACCOUNT NUMBER:
3011181070040003069
Beneficiary  Name: Northcm Capital Gateway  LLC, INN:
7703590927
Beneficiary Account Number: I 1619772

9.2. THE LESSEE:
Baltia Air Lines, Inc.:
Address of airlines:  63-25 Saunders St, Stc 7i, Rego
Park, NY 11374
INN: 7831000027, KPP: 783551001
OGRN: 1027800000140
Settlement Account: 40807810832000008463 in COMMERCIAL
DEPARTMENT BANK 'SAINT   PETERSBURG" PLS,
Loro  Account:  30101810900000000790  in GRKC GU Bank
Russia  in Saint Petersburg
Telephone:  1-718-275-2300, Fax: 1-718-896-7971



ON BEHALF OF BALTIA AIR LINES, INC.:

____(signature)_____________________
   I Dmitr

-14-

Appendix# 1 to the Sub-Lease Agreement

No                of                                       _

Layout for the Leased Object
Airport "Pulkovo-2", "Arrival-Departure" terminal, 1st floor annex #551


[   Diagram here]




SUBLESSE
ON BEHALF OF BALTIA AIR LINES, INC.:


____(signature)_____________________
   I Dmitrowsky

Appendix# 2 to the Sub-Lease Agreement
#     of ------
                              Saint Petersburg
                                01  March 2013 year


       ACCEPTANCE CERTIFICATE

We, commercial  director of    LLC  NORTHERN
CAPITAL GATEWAY E. Ilyin



and

President/CEO of  BALTIA  AIR  LINES,  INC  Igor

Dmitrowsky
havepreparedthis  Acceptance Cettificate confirming
submission  by   Limited  Liability CompanyNmthern Capital
 Gatewayand acceptance by BALTIA AIR LINES, INC of the part of theObjectof non-residentalproperty (hereinafter referred toas the"OBJECT"), cadastral number
78:7717:63:228,  specifically annex 1H (# 551) of the part
 of the building of
13,6 square meter, located at the address:
Office 2039, 17 Startovaya street (Letter B, Airport
Complex Pulkovo-2, DEPARTURE-ARRIVAL terminal, first t1oor), St. Petersburg, Russia,

196210
The "Object" are transfened in the operable condition taking into account obsolescence.
The terms of use of the "Object" and the rent rate are determined in the Sublease Agreement.


Acceptance   cettificate   is   executed   in   three
copies each of which has equal legal force; two copies shall be kept by the Sublessor, and one copy shall be kept by the Sublessee.





           SUBMITTED BY:
          Baltia Air Lines, Inc."

 	____(signature)______________________
          I. Dmitrowsky


Appendix# 2 to the Sub-Lease Agreement
# 1075 of27.09.2011
                                           Saint Petersburg
                               28)) February 2013 year


          ACCEPTANCE CERTIFICATE

We, commercial director of    LLC  NORTHERN
CAPITAL GATEWAY E. Ilyin



and

President/CEO of  BALTIA  AIR  LINES,  INC  Igor
Dmitrowsky
have preparedthis AcceptanceCertificate confirming submission by Deutsche Lufthansa AGandacceptance byLimitedLiability Company Northern Capital Gateway of the part ofthe Object of
non-residentalproperty (hereinafter   referredto   as
the"OBJECT"), cadastral  number  78:7717:63:228, specifically
         LH (annex 551) of the part of the building of 13,6 square meter, located at the address:
Office 2039, 17 Startovaya street (Letter B, Airport Complex Pulkovo-2, DEPARTURE-ARRIVAL terminal, first floor), St. Petersburg, Russia,

196210
The "Object" are transferred in the operable condition taking into account obsolescence.
Acceptance   certificate   is   executed   in   three copies
each of which has equal legal force; two copies shall be kept by the Sublessor, and one copy shall be kept by the Sublessee.

SUBMITTED BY:

On behalf of Baltia Air Lines, Inc.:


__(signature)_______________________
  I. Dmoitrowsky